Exhibit dvii

AMENDMENT NO. 5

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

Amendment, as of March 29, 2005, to the combined Investment Advisory Agreement dated June 13, 2003 (the “Agreement”) among Munder Series Trust (“MST”), on behalf of each of its series, and Munder Series Trust II (“MST II”) on behalf of each of its series, and Munder Capital Management (“Advisor”), a Delaware partnership.

WHEREAS, on November 9, 2004, the Board of Trustees of MST approved the replacement of World Asset Management, a division of the Advisor, as the investment adviser to Munder International Equity Fund (“Fund”) with the Advisor pursuant to the Agreement;

WHEREAS, the Agreement is substantially similar in all material respects to the Investment Advisory Agreement dated April 30, 2003 between MST, on behalf of the Fund, and World Asset Management, including the investment advisory fee payable by the Fund;

WHEREAS, the Advisor, MST, and MST II wish to document the recent changes and to update Schedule A and Schedule B2 to the Agreement to add references to the Fund, as reflected below;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST, and MST II agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A dated as of March 29, 2005.

2. Schedule B2 to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B2 dated as of March 29, 2005.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II		MUNDER CAPITAL MANAGEMENT

By:	/s/ Stephen J. Shenkenberg	By:	/s/ Peter K. Hoglund
	Stephen J. Shenkenberg	Peter K. Hoglund
	Vice President and Secretary	Chief Administrative Officer

SCHEDULE A

As of March 29, 2005

Munder Series Trust

Liquidity Money Market Fund

Munder Balanced Fund

Munder Bond Fund

Munder Cash Investment Fund

Munder Future Technology Fund

Munder Institutional Money Market Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder Large-Cap Value Fund

Munder Michigan Tax-Free Bond Fund

Munder Micro-Cap Equity Fund

Munder MidCap Select Fund

Munder Multi-Season Growth Fund

Munder NetNet Fund

Munder Power Plus Fund

Munder Real Estate Equity Investment Fund

Munder Small-Cap Value Fund

Munder Tax-Free Bond Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder U.S. Government Income Fund

Munder Series Trust II

Munder Healthcare Fund

SCHEDULE B2

As of March 29, 2005

Annual Fees (as a Percentage of Average Daily Net Assets)
Liquidity Money Market Fund	0.35%

Munder Balanced Fund	0.65%

Munder Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Munder Cash Investment Fund	0.35%

Munder Institutional Money Market Fund	0.20%

Munder Intermediate Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Munder International Bond Fund	0.50%

Munder International Equity Fund	0.75%

Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million

Munder Michigan Tax-Free Bond Fund	0.50%

Munder MidCap Select Fund	0.75%

Munder Multi-Season Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of average daily net assets from $1 billion to $2 billion; and 0.70% of average daily net assets in excess of $2 billion

Munder Real Estate Equity Investment Fund	0.74%

Munder Small-Cap Value Fund	0.75%

Munder Tax-Free Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Munder Tax-Free Money Market Fund	0.35%

Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million

Munder U.S. Government Income Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion